Consent of Independent Auditors



The Board of Directors and Shareholders
Media General, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Media General, Inc., pertaining to the Thrift Plan Plus For Employees of Media General, Inc. and Register Publishing Company, Inc. Incentive Savings Plan, of our reports (a) dated January 26, 1996, with respect to the consolidated financial statements of Media General, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, and March 25, 1996, with respect to the related financial statement schedule included therein and (b) dated June 8, 1996, with respect to the financial statements and schedules of the Thrift Plan Plus For Employees of Media General, Inc., included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                           ERNST & YOUNG LLP
Richmond, Virginia
January 27, 1997